UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

_________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2014

NGP CAPITAL RESOURCES COMPANY

(Exact name of registrant as specified in its charter)

Maryland	814-00672	20-1371499
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

909 Fannin, Suite 3800
Houston, Texas		77010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 752-0062

                     Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement.

On September 24, 2014, we entered into a Fifth Amendment to the Treasury Secured Revolving Credit Agreement (the “Fifth Amendment”) with the lenders party thereto and SunTrust Bank, as administrative agent for the lenders.

Pursuant to the Fifth Amendment, we (i) extended the commitment expiration date under our Treasury Secured Revolving Credit Agreement by one year from September 24, 2014 to September 24, 2015 (unless sooner terminated in accordance with the terms of the facility); (ii) reduced the aggregate commitment amount from $45 million to $30 million; and (iii) added a provision to permit the proposed appointment of Oak Hill Advisors, L.P. (“OHA”) as our new investment adviser.

The foregoing description of the Fifth Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of this agreement. A copy of the Fifth Amendment will be filed with the Company’s next Quarterly Report on Form 10-Q.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information regarding the Fifth Amendment set forth under Item 1.01 above is incorporated herein by reference.

[Signature page to follow]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NGP Capital Resources Company

By:	/s/ L. Scott Biar
L. Scott Biar
Chief Financial Officer

Date: September 30, 2014